UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 12, 2020, Booz Allen Hamilton Holding Corporation (the “Company”) issued a press release announcing that Booz Allen Hamilton Inc., a wholly-owned subsidiary of the Company (the “Issuer”), has commenced an offering of senior notes (the “Notes”) in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This report does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additionally, on August 12, 2020, the Issuer issued a Notice of Conditional Full Redemption (the “Notice of Full Redemption”) to the holders of all of the outstanding 5.125% Senior Notes due 2025 (the “Outstanding Notes”) issued under the Indenture, dated as of April 25, 2017 (the “Base Indenture”), among the Issuer, certain subsidiaries of the Issuer, as guarantors (the “Subsidiary Guarantors”), and Wilmington Trust, National Association (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 25, 2017, among the Issuer, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), whereby the Issuer has elected to redeem all $350 million aggregate principal amount outstanding of the Outstanding Notes on the Redemption Date, subject to the completion of the offering of the Notes and satisfaction of certain other conditions (the “Redemption”). The “Redemption Date” is defined as August 24, 2020 or, if the conditions precedent are not satisfied on or prior to August 24, 2020, such later date as the conditions precedent are satisfied. In the Issuer’s discretion, the Redemption may be delayed or may not occur, and the Notice of Full Redemption may be rescinded in the event that the conditions precedent are not satisfied by the Redemption Date.

The redemption price with respect to any redeemed Outstanding Note will be equal to 102.563% of the principal amount of the note, plus accrued and unpaid interest, if any, to (but not including) the Redemption Date.

This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any notes or any other security. There can be no assurances that the conditions precedent to the Redemption will be satisfied or that the Redemption will occur.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Booz Allen Hamilton Holding Corporation, dated August 12, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

	BY:	/s/ Lloyd W. Howell, Jr.
Lloyd W. Howell, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Date: August 12, 2020